As filed with the Securities and Exchange Commission on February 6, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Athlon Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	46-2549833 (I.R.S. Employer Identification Number)

420 Throckmorton Street, Suite 1200

Fort Worth, Texas 76102

(817) 984-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert C. Reeves

President and Chief Executive Officer

420 Throckmorton Street, Suite 1200

Fort Worth, Texas 76102

(817) 984-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sean T. Wheeler Divakar Gupta Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400	Gerald M. Spedale Jason A. Rocha Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-193528

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	2,300,000	$32.00	$73,600,000	$9,479.68

(1)                                  Includes shares of common stock that may be sold to cover the exercise of an option to purchase additional shares granted to the underwriters.

(2)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(3)                                 In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-193528) (the “Initial Registration Statement”), is hereby registered. The Registrant previously registered 13,800,000 shares of Common Stock with a proposed maximum aggregate offering price of $384,606,000 on the Initial Registration Statement, which was declared effective on February 6, 2014, and for which a filing fee of $49,537.26 was previously paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock, par value $0.01 per share, of the Registrant contemplated by the Registration Statement on Form S-1, as amended (File No. 333-193528), initially filed with the Commission by the Registrant on January 24, 2014 (as amended, the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Worth, State of Texas, on February 6, 2014.

Athlon Energy Inc.

By:	/s/ Robert C. Reeves
Robert C. Reeves
President, Chief Executive Officer and Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and the dates indicated.

	Signature	Title	Date

	/s/ Robert C. Reeves	President, Chief Executive Officer and	February 6, 2014
	Robert C. Reeves	Director (Principal Executive Officer)

	*	Vice President — Chief Financial	February 6, 2014
	William B. D. Butler	Officer (Principal Financial Officer)

	*	Vice President — Controller	February 6, 2014
	John C. Souders	(Principal Accounting Officer)

	*	Director	February 6, 2014
Gregory A. Beard

	*	Director	February 6, 2014
Ted A. Gardner

	*	Director	February 6, 2014
Wilson B. Handler

	*	Director	February 6, 2014
Sam Oh

	*	Director	February 6, 2014
Mark A. Stevens

	*	Director	February 6, 2014
Rakesh Wilson

By:	/s/ Robert C. Reeves
Robert C. Reeves
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Latham & Watkins LLP as to the legality of the securities being registered.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of UHY LLP.
23.3	Consent of Cawley, Gillespie & Associates, Inc.
23.4	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1*	Power of Attorney.

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-193528), initially filed with the Securities and Exchange Commission on January 24, 2014 and incorporated by reference herein.